Exhibit 99.2

Project Pharmacy - Investor Call Script

Operator Instructions

Good morning. Thank you for joining us to discuss today’s announcement.

This conference call is being webcast simultaneously in listen-only mode on the Investor Relations section of Cousins Properties’ website, www.cousinsproperties.com and Parkway Properties’ website at ww.pky.com. An archived replay of the webcast will be available on the Investor Relations sections of both companies’ websites beginning approximately two hours after this conference call concludes.

We will conduct a question-and-answer session following today’s presentation. In consideration of other participants, we ask that each person limit themselves to a single question and rejoin then queue if you would like to ask an additional question. I will now turn the call over to Cousins Properties General Counsel, Pam Roper.

Intro and Forward Looking Statements

Pam Roper

Thank you, operator. Good morning, everyone, and thank you for joining us. As we said in our press release, the presentation for this call is posted on the Investor Relations page of our website at www.cousinsproperties.com and on the Investor Relations page of Parkway’s website at www.pky.com.

This conference call will include certain “forward-looking statements”, as defined under U.S. federal securities laws, with respect to the merger between Cousins Properties and Parkway Properties. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. A full declaration regarding Forward Looking Statements is provided in the Company’s press release transmitted earlier today. In addition, a statement regarding additional information about the proposed transactions and where to find it is provided in such press release.

I will now turn the call over to Cousins President and CEO, Larry Gellerstedt.

Transactions Overview and Rationale

Larry Gellerstedt, Cousins President & CEO

Slide 4 – Transactions’ Overview

Thank you, Pam, and thank you all for joining the call and webcast today on short notice. With me today from Cousins are Colin Connolly, Chief Investment Officer, and Gregg Adzema, Chief Financial Officer, along with Jim Heistand, President and CEO of Parkway Properties, Jason Lipsey, Parkway’s Chief Operating Officer, and Jason Bates, Parkway’s Chief Investment Officer.

This morning we announced two compelling transactions designed to unlock value in the Sun Belt by creating two publicly-traded REITs with differentiated investment profiles. We are merging with Parkway, and then, simultaneously with the close of the merger transaction, we will spin-off our joint Houston properties into a separate publicly traded REIT, called HoustonCo for now.

I will continue to lead Cousins with our existing management team, and Jim will lead HoustonCo. I know from our past interactions – as well as our thoughtful and frank discussions in advance of this announcement – that our employees and customers in Houston will be in great hands with Jim and the HoustonCo team.

As a result of these transactions, we believe Cousins will become the premier Sun Belt urban office REIT with increased scale, an expanded portfolio of trophy properties, a dominant market share in leading urban submarkets, a more diverse customer base, and additional opportunities to grow and capture embedded value within our portfolio.

HoustonCo will be well-capitalized to weather the current energy downturn and well-positioned to realize long-term value in the eventual recovery. Jim will provide much more detail shortly. However I’d like to highlight that the HoustonCo opportunity would not have been available for either company on a standalone basis due to lack of scale

Let me quickly walk you through the terms of the proposed transactions. Parkway shareholders will receive 1.63 shares of cousins stock for each share of Parkway stock. Immediately upon the merger’s completion which we expect to occur in the fourth quarter of 2016, the combined company will effect a taxable spin-off of HoustonCo via a special dividend pro rata to its shareholders.

After the transactions, which have been approved unanimously by the Boards of Directors of both companies, Cousins and Parkway shareholders will own approximately 52% and 48%, respectively, of both Cousins and HoustonCo. Affiliates of TPG, which is an approximately 21% shareholder of Parkway, have agreed to vote in favor of the transactions.

We believe these transactions will unlock additional value for shareholders by providing them with focused real estate investment vehicles with clearly defined opportunities.

In addition, we expect meaningful annual cost synergies of approximately $18 million after giving effect to the merger and spin-off, which will be realizable immediately at close. These synergies are expected to be derived largely from operating costs, such as duplicative market platforms and corporate overhead. We also see the potential to generate additional future synergies through customer and vendor negotiations; enhanced flexibility to meet changing customer space demands; and the ability to attract and retain best-in-class local teams which will allow us to capitalize on emerging investment opportunities.

The transactions are expected to be generally neutral to Cousins’ FFO per share in 2017.

Both companies also intend to continue our current dividend policy until the close of the transactions.

Slide 7 – Transactions’ Expected Impact on Cousins

If you don’t already have a copy of our investor presentation it can be found on both the Cousins and Parkway websites. Looking at page 7, you can see how these transactions will transform Cousins into the leading urban Sun Belt office REIT. First, the result of these transaction will increase the scale of Cousins. Secondly, we will enhance our geographic diversification as we deepen our presence in Atlanta, Charlotte and Austin while also entering the new markets of Tempe, Tampa and Orlando. Lastly, we believe these transaction upgrade the overall quality of portfolio of trophy assets. Our average in-place cash rent per square foot increases to almost $31 and the average age of our portfolio improves by approximately 8 years.

Before I turn the call over to Jim for some initial remarks. Let me touch Cousins post-transaction allocation to the Atlanta market. While we believe this is an extraordinarily attractive time to be invested in Atlanta given its strong job growth and historically low new supply, we will evaluate future opportunities to prune the Atlanta portfolio as we recycle capital to grow in our other core markets.

I’ll now turn the call over to Jim for some initial remarks.

Slide 8 – Why Spin Off Houston?

Jim Heistand, Parkway President & CEO

Thanks, Larry. We are pleased to be here today and we share the Cousins team’s excitement about these transformative transactions.

Let me start by addressing the question: “Why spin off Houston now?” and explain why we are so enthusiastic about this new opportunity.

•	First, while these transactions separate Houston from the other high-growth Sun Belt markets in which we both operate, neither company is selling Houston. Rather, we are giving our investors increased transparency and choice with respect to allocating capital. We believe by doing this we unlock value on both sides, but particularly with respect to the intrinsic value of both Companies’ Houston portfolios.

•	Second, we meaningfully increase our scale. HoustonCo will have approximately $2 billion in gross assets covering 8.7 million sq. feet to start, with 87% leased.

•	Third, with HoustonCo we create a simple, low-levered REIT with a strong liquidity position and the ability to take a prudent and disciplined approach to realizing eventual opportunities in Houston.

•	And finally, we will have a seasoned and dedicated management team, with deep knowledge of the Houston market and a track record of creating shareholder value.

I’ll have more to say about HoustonCo in a few minutes, but let me now pass the call back to the Colin Connolly with the Cousins team for a description of what Cousins will look like following the transactions.

Cousins Section – Colin

Slide 10 – Cousins: The Premier Sun Belt Office REIT

Thanks, Jim. Let me begin by echoing what Larry said earlier – we are absolutely thrilled to undertake two creative transactions, which we believe will unlock meaningful value for both companies’ shareholders.

As a result of these transactions, Cousins will become the premiere urban Sun Belt office REIT, and will be in an even better position to drive NAV growth and total shareholder returns.

Let me give you a picture of what this will look like. Let’s now turn to slide 10.

We are expanding our trophy portfolio, and will have a roster of larger, more valuable properties that command higher rents. Our 41 high-quality office properties will comprise 15.8 million square feet of rentable space in the high-growth Sun Belt markets of Atlanta, Austin, Charlotte, Phoenix, Orlando, and Tampa.

Our properties are 91% leased as of the end of fourth quarter 2015 with limited near-term expirations and a weighted average lease term of 6.5 years. Importantly 81% of our portfolio will be location in attractive urban submarkets.

Slide 11 – Attractive Sun Belt Office Market Fundamentals

Moving onto slide 11. We have chosen markets with attractive supply and demand fundamentals. Employment growth in all six of our markets is well ahead of the U.S. average, while new office construction is well below the 10 year historical average. As a result of these healthy fundamentals, we believe that our portfolio will benefit from these positive tailwinds as we further drive occupancy and rental rate growth.

Slides 12 and 13 – Expanded Portfolio of Trophy Office Towers

I would encourage you to spend time on slides 12 and 13 in our presentation. We’ve included some terrific pictures of our assets which I’m confident will give you a sense of the trophy quality and urban setting of our portfolio.

Slide 14 and 15 – Compelling Critical Mass in Leading Urban Sub-Markets

Slides 14 and 15 highlight our leading market share where we will be the number one office owner in Buckhead, Uptown Charlotte, the Austin CBD and Tempe. We believe this critical mass is extraordinarily powerful. It will put us in a position to increase our pricing power with customers and vendors, enhance our flexibility to meet changing customer space needs and allow us to attract and retain best-in-class local market teams. Over time we believe this will drive customer retention and occupancy.

Slide 16 – Trophy Portfolio Commands Premium Rental Rates

As slide 16 highlights, we will own some of the best assets in leading submarkets which command premium rental rates ranging from 17% higher in Orlando to 55% higher in Atlanta. We believe that these type of high-quality assets will outperform the overall market at all points of the cycle.

Slide 17 and Slide 18

Lastly slides 17 and 18, illustrate the stability and diversification of our customer base. We will have very modest and balance near-term lease expirations and a blue-chip customer base including industry leading companies like Bank of America, Wells Fargo and Deloitte. And importantly, no single industry concentration will exceed 20% of our total annual contractual rent.

With that, I will turn it back to Larry.

Slide 19 – Strong, Simple Balance Sheet

Thanks, Colin. As I have discussed in the past, maintaining a blue chip, conservative and simple balance sheet is a key part of our strategy, and that will not change as a result of this transaction.

As you can see on slide 19, at closing we will have a net debt to EBITDA ratio of approximately 5.2x, which compares favorably to our peers and gives us the flexibility to take a long-term view and execute opportunistically for the benefit of our shareholders.

There is also an opportunity for us to take advantage of historically low long-term interest rates to refinance debt. For example, as you see on slide 19, we have meaningful near-term refinancing opportunities in 2017.

I will now turn the call over to Jim, who will discuss HoustonCo and his vision for the future of the new company. Jim?

HoustonCo Overview

Slide 21 – HoustonCo: Pure-Play REIT Focused on Houston

Thank you Colin.

HoustonCo provides investors with the opportunity to invest in a high-quality, well-capitalized REIT focused on Houston. We will begin operations as an independent REIT with 5 Class A office properties encompassing 19 buildings and 8.7 million rentable square feet, 87% percent of which is currently leased, with a weighted average lease term of roughly 6 years.

HoustonCo’s state of the art, iconic properties give us a dominant position in the attractive Galleria, Greenway and Westchase sub-markets.

With a strong balance sheet and operating cash flows, a scalable platform and a management team with demonstrated operating expertise and a disciplined investment approach, HoustonCo will be an attractive investment opportunity.

Now let me turn it over to Jayson Lipsey, to talk about the unique characteristics of our properties.

Slide 22 – Differentiated Business Strategy

Thanks Jim.

We believe HoustonCo will be a best-in-class portfolio of functionally relevant and strategically differentiated assets in the most attractive urban submarkets in Houston.

On slide 22 we’ve laid out how our business strategy in Houston is highly differentiated in terms of our operations, our sound financial strategy and our disciplined investment approach.

First, as the largest office owners in Houston, we will increase NOI margins through economies of scale and leverage our pricing power in lease and vendor negotiations to reduce costs. Between the two companies, we will have the best local talent available and use creative leasing strategies to minimize future expirations, realize mark-to-market opportunities and generate superior revenue growth.

Second, on the financial side, we intend for HoustonCo to maintain a strong balance sheet to ensure long-term stability and support growth. We intend to be disciplined in our deployment of our $150mm of cash on hand and will have low leverage – approximately 4.5x Net Debt/EBITDA ratio.

While we believe strongly in Houston’s eventual resurgence, it is important to ensure our balance sheet can withstand the potential for further near-term weakening in the market. As such, we intend to maintain well-laddered debt maturities and a strong and flexible balance sheet.

Finally, we believe our patient and disciplined investment approach is well suited to the value proposition that should eventually emerge in the Houston market. Our enhanced market intelligence and our deep relationship network - combined with cash flow stability resulting from our stable customer base - position us to unlock value at our assets as local market dynamics improve.

Slide 23 – Unique Portfolio Characteristics – Iconic Properties

Turning to slide 23, we have strong rent levels and high lease rates across the portfolio, and we will become the largest office owner and operator in the fourth largest city in the country.

Slide 24 – Unique Portfolio Characteristics – Premier Sub-markets

Importantly, as shown on slide 24, our Class A trophy properties are located in what we view as the strongest Houston sub-markets. Our properties in Greenway, Galleria and Westchase have asking rents that are 4%, 16% and 40% higher than average Houston Class A market rents, respectively, and we will be the number one Class A Office Owner by square foot in these sub-markets.

Slide 25 – Limited Near-Term Lease Expirations

As you can see from slide 25, our well staggered lease expirations give us a stable and attractive cash flow profile and, as we mentioned earlier, our weighted average remaining lease term is roughly 6 years.

Slide 26 –Strong, Creditworthy Tenants

Now to slide 26, HoustonCo will have a diverse roster of large and creditworthy customers across different industries. Our top 10 customers account for just over 40% of our total square feet, with well staggered expirations.

Along with large, stable energy customers such as Oxy and Statoil, our customers extend well beyond the oil industry, with Invesco and BMC, for example, in our top 10. 49% of our annual base rent is from investment grade customers, with 73% derived from A rated and non-energy customers and 84% derived from investment grade or non-energy customers. We are very comfortable with our current customer profile, and believe it positions us well for long-term stability.

Slide 27 – Scalable Platform/Low Leverage/Strong Liquidity

HoustonCo will have strong growth prospects, along with a robust and scalable platform with low leverage and strong liquidity.

As you will see on slide 27, our conservative balance sheet - including $150 million surplus of cash on hand plus an additional $50 million undrawn credit facility - will position us to withstand further dislocation without requiring the Company to seek additional external capital in the near-term and eventually opportunistically pursue investments.

Our net debt to EBITDA will be roughly 4.5x, which compares very favorably to our peers, and we will have no debt maturing until December 2018.

And now let me turn it back to Jim for some closing remarks.

Slide 28 – Management Team Focused on Unlocking Value

Thanks Jayson.

To conclude, I look forward to leading HoustonCo along with both Jayson Lipsey, Jason Bates and Scott Francis. Together, we have successfully repositioned Parkway Properties, have investment expertise through multiple cycles and have developed deep knowledge of the Houston office real estate market. We’ve done this at the executive level but also have an experienced management team on the ground that truly understand the market.

We are focused on internal growth, and our capital, customer, broker and lender relationships in Houston will allow us to be opportunistic and flexible as the Houston market recovers.

We all know Houston has been negatively impacted by declining energy prices, but it is important to keep in mind that our fourth largest city has double the population growth of the national average and has the second highest density of Fortune 500 companies in the U.S.

There is much more to Houston than the energy industry – it’s home to one of the world’s busiest ports, leading University systems, healthcare tech and other attractive industries. With a well-educated labor force and a business friendly environment, Houston has demonstrated time and again that not only can it withstand downturns in the energy cycle, but it can emerge even stronger.

We believe, over time, this means great things for HoustonCo, and we are focused on unlocking value for our investors over the long-term. In the near-term, we believe we have the opportunity to extract imbedded NOI growth from the current portfolio through in place rent increases, the burn-off of rent concessions from recent leasing activity, lease up of vacant space, and the realization of rent growth from below-market leases upon expiration.

With that, we’ll turn the call back over to the moderator so we can all answer any questions you may have.

Cautionary Note Regarding Forward-Looking Statements

This document may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Cousins Properties Incorporated (“Cousins”) and Parkway Properties, Inc. (“Parkway”) operate and beliefs of and assumptions made by Cousins management and Parkway management, involve uncertainties that could significantly affect the financial or operating results of Cousins, Parkway, the combined company or any company spun-off by the combined company. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed transactions involving Cousins and Parkway, including future financial and operating results, plans, objectives, expectations and intentions. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to creating value for stockholders, benefits of the proposed transactions to tenants, employees, stockholders and other constituents of the combined company, integrating our companies, cost savings and the expected timetable for completing the proposed transactions — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. For example, these forward-looking statements could be affected by factors including, without limitation, risks associated with the ability to consummate the proposed merger and the timing of the closing of the proposed merger; risks associated with the ability to consummate the proposed spin-off of a company holding the Houston assets of Cousins and Parkway (“HoustonCo”) and the timing of the closing of the proposed spin-off; risks associated with the ability to list the common stock of HoustonCo on the New York Stock Exchange following the proposed spin-off; risks associated with the ability to consummate certain asset sales contemplated by Parkway and the timing of the closing of such proposed asset sales; risks associated with the ability to consummate the proposed reorganization of certain assets and liabilities of Cousins and Parkway, including the contemplated structuring of Cousins and HoustonCo as “UPREITs” following the consummation of the proposed transactions; the failure to obtain the necessary debt financing arrangements set forth in the commitment letter received in connection with the proposed transactions; the interest rate on any borrowings incurred in connection with the proposed transactions; the impact of such indebtedness incurred in connection with the proposed transactions; the ability to successfully integrate our operations and employees; the ability to realize anticipated benefits and synergies of the proposed transactions; maintenance of REIT status; material changes in the dividend rates on securities or the ability to pay dividends on common shares or other securities; potential changes to tax legislation; changes in demand for developed properties; tenant or joint venture partner(s) bankruptcies; risks associated with the acquisition, development, expansion, leasing and management of properties; the potential impact of announcement of the proposed transactions or consummation of the proposed transactions on relationships, including with tenants, employees, customers and competitors; the unfavorable outcome of any legal proceedings that have been or may be instituted against Cousins, Parkway or any company spun-off by the combined company; significant costs related to environmental issues; the ability to retain key personnel; the amount of the costs, fees, expenses and charges related to the proposed transactions and the actual terms of the financings that may be obtained in connection with the proposed transactions; changes in national and international financial market and interest rates; and those additional risks and factors discussed in reports filed with the Securities and Exchange Commission (“SEC”) by Cousins and Parkway. Cousins and Parkway do not intend, and undertake no obligation, to update any forward-looking statement.

Additional Information about the Proposed Transactions and Where to Find It

In connection with the proposed transaction, Cousins intends to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Cousins and Parkway that also constitutes a prospectus of Cousins. Investors and security holders are urged to read the joint proxy statement/prospectus and other relevant documents filed with the SEC, when they become available, because they will contain important information about the proposed transaction. Investors and security holders may obtain free copies of these documents, when they become available, and other documents filed with the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Cousins by contacting Cousins Investor Relations at (404) 407-1898. Investors and security holders may obtain free copies of the documents filed with the SEC by Parkway by contacting Parkway Investor Relations at (407) 650-0593.

Cousins and Parkway and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about Cousins’ directors and executive officers is available in Cousins’ proxy statement for its 2016 Annual Meeting, which was filed with the SEC on March 22, 2016. Information about directors and executive officers of Parkway is available in the proxy statement for its 2016 Annual Meeting, which was filed with the SEC on March 28, 2016. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive joint proxy statement/prospectus and other relevant materials filed with the SEC regarding the merger when they become available. Investors should read the definitive joint proxy statement/prospectus carefully before making any voting or investment decisions when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Cousins or Parkway using the sources indicated above.

This communication and the information contained herein shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.